NOTICE OF GUARANTEED DELIVERY

                   (Not to be Used for Signature Guarantees)
                   PURSUANT TO THE OFFER TO PURCHASE FOR CASH

                                       by

                         THE WEST COMPANY, INCORPORATED

                                       of

                   UP TO 2,000,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of The West Company, Incorporated are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary by the Expiration Date (as defined in Section 1 of the Offer to Purchase, defined below). This form may be delivered by hand or transmitted by mail or overnight courier, or, for Eligible Institutions (as defined below), by facsimile transmission, to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

        By Facsimile                 By Registered or                Certified Mail:
    Transmission Number:        By Hand/Overnight Delivery:      (9:00 A.M. - 5:00 P.M.,
 (For Eligible Institutions      American Stock Transfer &         New York City Time)
            Only)                      Trust Company            American Stock Transfer &
       (718) 234-5001           40 Wall Street, 46th Floor            Trust Company
                                    New York, NY 10005         40 Wall Street, 46th Floor
                                                                   New York, NY 10005

     Confirm Receipt of         For Information Telephone:
   Facsimile by Telephone:            (718) 921-8200
       (718) 921-8200

                     -------------------------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to The West Company, Incorporated, a Pennsylvania corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 9, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, $.25 par value (the "Shares"), (including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Flip-In Rights Agreement and the Flip-Over Rights Agreement, each dated as of January 16, 1990, between the Company and American Stock Transfer & Trust Company, as the Rights Agent) of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase. The undersigned understands that a tender of Shares pursuant to the Offer will include a tender of the associated Rights and that no separate consideration will be paid for such Rights. For a description of the Rights, see Section 6 of the Offer to Purchase. Unless the context otherwise requires, all references to Shares shall include the associated Rights.

                                    ODD LOTS
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who beneficially owns an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under The West Company Savings Plan).

     The undersigned either (check ONE box):

     / / owns beneficially an aggregate of fewer than 100 Shares (excluding
         Shares attributable to individual accounts under The West Company Savings Plan), all of which are being tendered, or

     / / is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owns beneficially an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under The West Company Savings Plan) and is tendering all of such Shares.

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

     IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED MUST BE USED.

     CHECK ONLY ONE BOX.

     IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

     By checking ONE of the boxes below, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

/ / $27.00             / / $28.00   / / $29.00   / / $30.00   / / $31.00
/ / $27.125            / / $28.125  / / $29.125  / / $30.125
/ / $27.25             / / $28.25   / / $29.25   / / $30.25
/ / $27.375            / / $28.375  / / $29.375  / / $30.375
/ / $27.50             / / $28.50   / / $29.50   / / $30.50
/ / $27.625            / / $28.625  / / $29.625  / / $30.625
/ / $27.75             / / $28.75   / / $29.75   / / $30.75
/ / $27.875            / / $28.875  / / $29.875  / / $30.875

(PLEASE TYPE OR PRINT)

Number of Shares: ______________      Name(s) of Record Holder(s): ____________________

Certificate Nos. (if available):      Print Name(s): __________________________________
________________________________

Date: __________________________      _________________________________________________
                                      Signature(s)
                                      _________________________________________________
                                      Address(es)
                                      _________________________________________________
                                      Area Code/Telephone Number

     If shares will be tendered by book-entry transfer, enter The Depositary Trust Company Account Number below:

               Account Number:  _________________________________

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a financial institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (an "Eligible Institution"), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) the delivery to the Depositary, at its address set forth above, of certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depositary Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), with any required signature guarantee(s), or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) or through ATOP (as defined in the Offer to Purchase), and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date of receipt by the Depositary.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.



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   (PLEASE PRINT OR TYPE)

   Name of Firm: ______________________________________________________________
   Address: ___________________________________________________________________
   Area Code and Telephone Number: ____________________________________________
   Authorized Signature: ______________________________________________________
   Name: ______________________________________________________________________
   Title: _____________________________________________________________________
   Dated: _____________________________________________________________________

            NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE
                  CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.
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